EXHIBIT 2
                         LaSALLE/KROSS PARTNERS, L.P.
                         350 East Michigan, Suite 500
                           Kalamazoo, Michigan 49007

                               December 9, 1996

VIA COURIER AND U.S. MAIL

Mr. Leonard A.  Metheny
Vice President and Secretary
Standard Financial, Inc.
4192 South Archer Avenue
Chicago, Illinois 60632-1890

         Re: Notice of Intent to Nominate Two Directors

Dear Mr. Metheny:

         This letter constitutes a notice of intent by LaSalle/Kross Partners, L.P. (the "Partnership"), to nominate two persons for election as directors of Standard Financial, Inc. (the "Corporation") at the 1997 Annual Meeting of Stockholders of Standard Financial, Inc. This notice is being provided to you, as Secretary of the Corporation, pursuant to Article I,
Section 7(c), of the Corporation's Bylaws, as amended. The Partnership presently owns of record 10,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") of the Corporation. In addition, the Partnership beneficially owns 855,000 additional shares of Common Stock which are held in a brokerage account at Bear, Stearns & Co.

         The Partnership hereby notifies the Corporation pursuant to Article I, Section 7(c), of the Corporation's Bylaws that the Partnership intends to nominate Wallace D. Riley and Richard J. Nelson for election to the Board of Directors of the Corporation at the 1997 Annual Meeting of Stockholders of the Corporation. As required by Article I, Section 7(c), also enclosed is the written consent of each proposed nominee to be named in the Partnership's proxy statement and to serve as a director of the Corporation if elected.

         Set forth below is the information required by Article I, Section 7(c), of the Corporation's Bylaws:

(i)      As to each proposed nominee:

A.       Name, Age, Business Address and Residence Address

Name                Age  Business Address   Residence Address
Wallace D. Riley    69   7th Floor,         86 Lothrop Road
                         Ford Building      Detroit, Michigan
                         Detroit, MI 48226  Grosse Pointe Farms, MI 48236

Richard J. Nelson   53   350 East Michigan  605 West Inkster
                         Suite 500          Kalamazoo, MI 49008
                         Kalamazoo, MI 49007

B.       Principal Occupation or Employment

Mr. Riley:       Wallace D. Riley has been a practicing attorney for more
                 than forty years and is the founder and Chief Executive
                 Officer of Riley and Roumell, P.C., a general practice law firm in Detroit, Michigan. Mr. Riley has served as President of both the American Bar Association and the State
                 Bar of Michigan, and has served on the boards of both organizations and in numerous other leadership roles for these and certain related organizations. He was also a member of the Board of State Canvassers for the State of Michigan for 13 years (and its Chairman for seven of those years) and has been a Special Assistant Attorney General for the State of Michigan since 1969. Mr. Riley served as a director of Great Lakes Bancorp, a thrift institution headquartered in Ann Arbor, Michigan from 1992 until its acquisition in February 1995 by TCF Financial Corp. Mr.
                 Riley presently serves as director of SJS Bancorp, Inc., a thrift institution headquartered in St. Joseph, Michigan.

Mr. Nelson:      For more than the past five years, Richard J. Nelson has
                 been principally employed as the President of LaSalle
                 Capital Management, Inc., one of the General Partners of the Partnership. LaSalle Capital Management, Inc., is a management consulting firm that specializes in financial institution corporate restructurings. LaSalle Capital
                 Management, Inc., is not a parent, subsidiary or other affiliate of the Corporation. Mr. Nelson does not presently serve as a director for any other company with a class of securities registered under Section 12 of the Securities
                 Exchange Act of 1934, as amended. Mr. Nelson has previously served as a Director of Great Lakes Bancorp, FSB, D&N
                 Financial Corporation and FSB Financial Corporation, all of which are or were thrift institutions headquartered in Michigan.

C.       Shares Beneficially Owned.

Name of Nominee       Class          Amount
---------------       -----          ------
Wallace D. Riley      Common Stock   none
Richard J. Nelson     Common Stock   866,207 (1)
----------
(1)  Includes 855,000 shares owned by the Partnership.

D. Other information relating to such person that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Directorships of Other Publicly-Owned Companies

Except as described in this paragraph, neither Mr. Riley nor Mr. Nelson is presently serving as a director for any coporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended. Mr. Riley has served as a director of SJS Bancorp, Inc., which has its principal executive offices in St. Joseph, Michigan, since 1995. If elected as a Director of Standard Financial, Inc., Mr. Riley intends to resign his position as a Director of SJS Bancorp, Inc.

Material Proceedings Adverse to the Corporation

To the Partnership's best knowledge, and based on information provided by each Nominee, there are no material proceedings to which either Mr. Riley or Mr. Nelson, or any associate of either of them, is a party adverse to the Corporation or any of its subsidiaries, and neither of them nor any associate of either of them has a material interest adverse to the Corporation or any of its subsidiaries.

Positions or Offices with the Corporation
Wallace D. Riley         None
Richard J. Nelson        None

Arrangements or Understandings with Other Persons:

Mr. Riley and Mr. Nelson have an understanding with the Partnership pursuant to which the Partnership has requested them to serve as its representatives on the Board of Directors of the Corporation, and they have agreed to do so, without compensation from the Partnership of any sort whatsoever. The Partnership has agreed to reimburse them for any out-of-pocket expenses that either one of them incurs in connection with the Partnership's intended solicitation of proxies for use at the 1997 Annual Meeting of Stockholders of the Corporation, but have no other arrangements or understandings with either such proposed nominee. To the Partnership's knowledge, neither Mr. Riley nor Mr. Nelson has any arrangement or understanding with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Corporation.

Absence of any Family Relationships

Neither Mr. Riley nor Mr. Nelson has any family relationship with any director or officer of the Corporation. There is no family relationship between Mr. Riley and Mr. Nelson, or between Mr. Riley and any partner of the Partnership or any person who controls any partner of the Partnership. Mr. Nelson is the President and a stockholder (jointly with his wife) of one of the two General Partners of the Partnership; however, there is no other family relationship between Mr. Nelson and any partner of the Partnership or any person who controls any partner of the Partnership.

Absence of Involvement in Certain Legal Proceedings

To the best knowledge of the Partnership, and based on information provided by each Nominee:

         (i) Since January 1, 1990 no petition under the Bankruptcy Act or any state insolvency law has been filed by or against Mr. Riley or Mr. Nelson, and no a receiver, fiscal agent or similar officer has been appointed by a court for business or property of Mr. Riley or Mr. Nelson. In addition, since January 1, 1990 no petition under the Bankruptcy Act or any state insolvency law has been filed by or against, and no a receiver, fiscal agent or similar officer has been appointed by a court for business or property of, any partnership in which either of them is or was a general partner, or any corporation or business association of either of them is or was an executive officer.

         (ii) Since January 1, 1990, neither Mr. Riley nor Mr. Nelson has been convicted in a criminal proceeding nor has either of them been named as the subject of any pending criminal proceeding (excluding traffic violations or similar misdemeanors).

         (iii) Since January 1, 1990, neither Mr. Riley nor Mr. Nelson has been the subject of any court order, judgment or decree, not suspended, reversed or vacated permanently or temporarily enjoining either of them from
(A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

         (iv) Since January 1, 1990, neither Mr. Riley nor Mr. Nelson has been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of a federal or state authority barring or suspending for more than 60 days your right to be engaged in any activity described in clause (iii) above, or to be associated with persons engaged in any such activity.

         (v) Since January 1, 1990, neither Mr. Riley nor Mr. Nelson has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, or by a court of competent jurisdiction in a civil action or by the Commodities Futures Trading Commission ("CFTC") to have violated any federal commodities law, wherein the judgment in such civil action or finding by the SEC or the CFTC has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

To the best knowledge of the Partnership, and based on information provided by each Nominee:

         (i) Since January 1, 1995, neither Mr. Riley nor any member of his immediate family has had any material interest in any transaction or any series of similar transactions to which the Corporation or any of its subsidiaries was a party, and neither Mr. Riley nor any members of his immediate family has had any material interest in any currently proposed transaction, or series of similar transactions to which the Corporation or any of its subsidiaries was a party.

         (ii) Since January 1, 1995, neither Mr. Nelson nor any members of his immediate family has had any material interest in any transaction or any series of similar transactions to which the Corporation or any of its subsidiaries was a party, and neither Mr. Nelson nor any members of his immediate family has had any material interest in any currently proposed transaction, or series of similar transactions to which the Corporation or any of its subsidiaries was a party.

         (iii) Since January 1, 1995, neither Mr. Riley nor Mr. Nelson has had any relationship of the nature described in Item 404(b) of Regulation S-K, promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Specifically, since January 1, 1995, neither Mr. Riley nor Mr. Nelson has been an officer, director, partner or employee of, or has either one of them owned (directly or indirectly) more than 10% of the equity interest in, any of the following types of organizations:

                 (A) Any organization that has made or proposes to make payments to the Corporation or any of its subsidiaries for property or services;

                 (B) Any organization to which the Corporation or any of its subsidiaries was indebted;

                 (C) Any organization to which the Corporation or any of its subsidiaries has made or proposes to make payments for property or services; or

                 (D) Any organization that provided legal services or investment banking services to the Corporation or any of its subsidiaries.

         (iv) Since January 1, 1995, neither Mr. Riley nor Mr. Nelson, nor any member of their respective immediate families or any firm, corporation or organization of which either of them is an executive officer or director or the beneficial owner of 10% or more of any class of equity securities, nor any trust or other estate in which either of them as a substantial beneficial interest or as to which either of them serves as a trustee or in a similar capacity, was indebted to the Corporation or any of its subsidiaries in excess of $60,000 at any time.

Section 16 Compliance

Neither Mr. Riley nor Mr. Nelson is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Corporation.

(ii)     As to the Partnership:

         (A)     The name and record address of the Partnership are--
                         LaSalle/Kross Partners, Limited Partnership
                         350 East Michigan, Suite 500
                         Kalamazoo, Michigan 49007

         (B) As indicated in a Schedule 13D, dated October 15, 1996, and filed with the Securities and Exchange Commission, the Partnership is the beneficial owner of 850,000 shares of Common Stock, par value $0.01 per share, of the Corporation.

         (C) The Partnership has an understanding with Messrs. Riley and Nelson pursuant to which the Partnership has requested them to serve as its representatives on the Board of Directors of the Corporation, and they have agreed to do so, without compensation from the Partnership of any sort whatsoever. The Partnership has agreed to reimburse them for any out-of-pocket expenses that either one of them incurs in connection with the Partnership's intended solicitation of proxies for use at the 1997 Annual Meeting of Stockholders of the Corporation, but have no other arrangements or understandings with either such proposed nominee. To the Partnership's knowledge, neither Mr. Riley nor Mr. Nelson has any arrangement or understanding with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Corporation.

         (D) A duly authorized representative of the Partnership intends to appear in person at the 1997 Annual Meeting of Stockholders of the Corporation to nominate the persons named in this notice.

         (E) LaSalle/Kross Partners, Limited Partnership (the "Partnership"), is a Delaware limited partnership. The address of the Partnership's principal business and its principal office is 350 East Michigan, Suite 500, Kalamazoo, Michigan 49007. The principal business of the Partnership is that of investing in equity-oriented securities issued by publicly traded companies, with emphasis on investments in banks, thrifts and savings banks. The General Partners of the Partnership are LaSalle Capital Management, Inc., a Michigan corporation owned by Richard J. Nelson and his wife, Florence Nelson, and Kross Financial, Inc., a Michigan corporation owned by Peter T. Kross. The executive officers and directors of LaSalle Capital Management, Inc., are Mr. Nelson, who serves as President and a Director, and his wife Florence Nelson, who serves as Secretary, Treasurer and a Director.

                 Very truly yours,

                 LaSALLE/KROSS PARTNERS, L.P.

                 By: LaSALLE CAPITAL MANAGEMENT, INC.


                 By: /S/ RICHARD J. NELSON
                        Richard J.  Nelson, President




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                          CONSENT OF PROPOSED NOMINEE


         I, Richard J. Nelson, hereby consent to be named in the proxy statement of LaSalle/Kross Partners, L.P., to be used in connection with its solicitation of proxies from the shareholders of Standard Financial, Inc., for use in voting at the 1997 Annual Meeting of Stockholders of Standard Financial, Inc., and I hereby consent and agree to serve a Director of Standard Financial, Inc., if elected at such Annual Meeting


/S/ RICHARD J. NELSON
Richard J. Nelson

Dated:  December 9, 1996



                          CONSENT OF PROPOSED NOMINEE


         I, Wallace D. Riley, hereby consent to be named in the proxy statement of LaSalle/Kross Partners, L.P., to be used in connection with its solicitation of proxies from the shareholders of Standard Financial, Inc. for use in voting at the 1997 Annual Meeting of Stockholders of Standard Financial, Inc., and I hereby consent and agree to serve a Director of Standard Financial, Inc. if elected at such Annual Meeting.


/S/ WALLACE D. RILEY
Wallace D. Riley

Dated: December 5, 1996